UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2008

IMARX THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33043	86-0974730
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18116 232nd NE Woodinville, WA	98077
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 770-1259

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 22, 2008 we entered into an Asset Purchase Agreement (the “Agreement”) with Microbix Biosystems Inc., or Microbix, relating to the sale of all assets of our urokinase business to Microbix. The transaction closed on September 23, 2008. The Agreement provides for the sale of all assets to Microbix including: all labeled inventory of urokinase, unlabeled urokinase drug product inventory, cell banks, testing references and standards, work- in-process, samples, retained samples of previously released drug substance and drug product batches; all intellectual property rights, including patents, trademarks, including the assignment of the Kinlytic™ trademark, service marks, trade secrets and know how; all regulatory filings, including investigational new drug applications or INDs and new drug applications or NDA filings; records, reports, data bases, clinical data, history, protocols and reports, adverse event reports history, formulae and product development history; all marketing and sales materials; all contracts with third parties, including those for storage of finished drug product and raw materials, product testing, and agreements with suppliers, customers and distributors, including those with hospitals, GPO’s and wholesalers.

In return for the transfer of the above described assets Microbix paid to us $2 million in cash and agreed to assume up to $500,000 in liabilities relating to certain chargebacks owing or to be owed by us to certain of our wholesale distributors relating to urokinase product previously sold to the wholesale distributors. Microbix also agreed to pay us an additional $2.5 million when they have secured approval from the FDA to release certain lots of urokinase vials for commercial use that are currently under review by the FDA.

Pursuant to the Agreement Microbix also assumed all regulatory and commercial responsibilities for urokinase as of September 23, 2008.

A copy of the Agreement is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by this reference.

Item 2.01     Completion of Acquisition or Disposition of Assets

On September 22, 2008 we entered into an Asset Purchase Agreement (the “Agreement”) with Microbix Biosystems Inc., or Microbix, relating to the sale of all assets of our urokinase business to Microbix. The transaction closed on September 23, 2008. The Agreement provides for the sale of all assets to Microbix including; all labeled inventory of urokinase, unlabeled urokinase drug product inventory, cell banks, testing references and standards, work- in-process, samples, retained samples of previously released drug substance and drug product batches; all intellectual property rights, including patents, trademarks, including the assignment of the Kinlytic™ trademark, service marks, trade secrets and know how; all regulatory filings, including investigational new drug applications or INDs and new drug applications or NDA filings; records, reports, data bases, clinical data, history, protocols and reports, adverse event reports history, formulae and product development history; all marketing and sales materials; all contracts with third parties, including those for storage of finished drug product and raw materials, product testing, and agreements with suppliers, customers and distributors, including those with hospitals, GPO’s and wholesalers.

In return for the transfer of the above described assets Microbix paid to us $2 million in cash and agreed to assume up to $500,000 in liabilities relating to certain chargebacks owing or to be owed by us to certain of our wholesale distributors relating to urokinase product previously sold to the wholesale distributors. Microbix also agreed to pay us an additional $2.5 million when they have secured approval from the FDA to release certain lots of urokinase vials for commercial use that are currently under review by the FDA.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

10.1	Asset Purchase Agreement, dated September 22, 2008, by and between ImaRx Therapeutics, Inc. and Microbix Biosystems Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2008	IMARX THERAPEUTICS, INC.

	By:	/s/ Kevin Ontiveros
Kevin Ontiveros, Vice President, Legal Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated September 22, 2008, by and between ImaRx Therapeutics, Inc. and Microbix Biosystems Inc.